As filed with the Securities and Exchange Commission on March 30, 1998
                                                     Registration No. 333-33129
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                 _______________

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 _______________
                           BARRINGER TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                 3829                  84-0720473
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)
                                 _______________
                 219 South Street, Murray Hill, New Jersey 07974
                                 (908) 665-8200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 _______________
                          Stanley S. Binder, President
                           Barringer Technologies Inc.
                 219 South Street, Murray Hill, New Jersey 07974
                                 (908) 665-8200
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                 _______________
                                   Copies to:

 John D. Hogoboom, Esq.                         Nils H. Okeson, Esq.
 Lowenstein Sandler PC                          Alston & Bird LLP
 65 Livingston Avenue                           1201 West Peachtree Street
 Roseland, New Jersey 07068                     Atlanta, Georgia 30309
 (973) 597-2500                                 (404) 881-7000

                                 _______________
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective.
                                 _______________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ] _______________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and the Company's by-laws, as amended ("By-laws"), provide that the Company shall, to the fullest extent permitted by law, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the Company or is serving any other incorporated or unincorporated enterprise in any of such capacities at the request of the Company.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Certificate of Incorporation also contains a provision limiting the personal liability of directors to the fullest extent permitted or authorized by the GCL or other applicable law. Under the GCL, such provision would not limit liability of a director for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (iv) any transactions from which the director derives an improper benefit.

Item 25.  Other Expenses of Issuance and Distribution

     The following table sets forth an itemized statement of all expenses to be incurred in connection with the issuance and distribution of the securities that are the subject of this Registration Statement, other than underwriting discounts and commissions. All expenses incurred with respect to the distribution will be paid by the Company, and such amounts, other than the Securities and Exchange Commission registration fee and the NASD filing fee, are estimates only.

                                                                    Expense
                                                                ---------------
      Securities and Exchange Commission registration fee        $  10,586
      National Association of Securities Dealers, Inc. filing fee    3,994
      Nasdaq National Market listing fee                            17,500
      Accounting fees and expenses                                  65,000
      Legal fees and expenses                                      180,000
      Blue Sky fees and expenses                                     5,000
      Printing and engraving expenses                              200,000
      Miscellaneous                                                 17,920
          Total                                                  $ 500,000

Item 26.  Recent Sales of Unregistered Securities

     The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act (all share and per share amounts have been adjusted to reflect the one-for-four reverse stock split of the Common Stock, $.01 par value ("Common Stock"), effected on September 25, 1995):

          (i) In July 1996, the Company issued an aggregate amount of $1,000,000 of its 6% subordinated convertible debentures, due 1997 (the "Debentures") to institutional and private investors and members of management for an aggregate purchase price of $1,000,000. This transaction was completed without registration under the Securities Act of the Debentures or the shares of Common Stock into which such Debentures are convertible in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (ii) In June 1995, the Company issued an aggregate of 28 units, each unit consisting of 2,500 shares of Common Stock and a five-year warrant to purchase 2,500 shares of Common Stock at $2.00 per share (a "Unit"), to private investors and members of management, for an aggregate purchase price of $168,000. This transaction was completed without registration under the Securities Act of the shares of Common Stock or the warrants comprising the Units or the shares of Common Stock underlying the warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (iii) In May 1995, the Company issued an aggregate of 125 Units and one three-year warrant to purchase 37,500 shares of Common Stock at $2.00 per share, to two institutional investors, for an aggregate purchase price of $750,000. This transaction was completed without registration under the Securities Act of the shares of Common Stock or the warrants comprising the Units, the shares of Common Stock underlying the warrants included in the Units, the additional three-year warrant or the shares of Common Stock underlying the three-year warrant, in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (iv) In April 1995, the Company issued warrants to purchase 6,250 shares of Common Stock at $4.00 per share to Labco in connection with its extension of an intercompany obligation. This transaction was completed without registration under the Securities Act of the warrants or the underlying shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          (v) At various times between January 1, 1995 and February 1, 1998, the Company granted stock options to retain employees of the Company covering an aggregate of 610,150 shares of Common Stock. These grants were exempt from registration pursuant to Securities Act Release No. 33-6188 (Feb. 1,
     1980). No underwriter was involved in these grants.

Item 27.  Exhibits

    The following exhibits are filed as part of this Registration Statement:

     1.1   Form of Underwriting Agreement.*
     3.1   Certificate of Incorporation of the Company, as amended.*
     3.2 By-laws of the Company (previously filed as Exhibit 3.2A to the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994 (File No. 0-3207) and incorporated herein by reference).
     5.1   Opinion of Lowenstein Sandler PC.
    10.1 Amended and Restated Employment Agreement, dated as of December 31, 1997, between the Company and Stanley S. Binder.
    10.2 Employment Agreement, dated November 1, 1996, between the Company and Richard S. Rosenfeld (previously filed as Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.3 Employment Agreement, dated November 1, 1996, between the Company and Kenneth S. Wood (previously filed as Exhibit 10.3 to the Company's
           Registration  Statement  on  Form  SB-2  (File No.  333-13703)   and
           incorporated  herein by reference).
    10.4 Consulting Agreement, dated as of January 1, 1991, between the Company and John J. Harte (previously filed as Exhibit 10.4 to the Company's Registration Statement on Form SB-2 (File No. 333-13703)and incorporated herein by reference).
    10.5 Form of 1995 nonqualified stock option agreement (previously filed as Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.6 Form of 1996 nonqualified stock option agreement (previously filed as Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.7 Description of 1991 Warrant Plan (previously filed as Exhibit 10.8 to the Company's

           Registration  Statement   on   Form   SB-2  (File No. 333-13703) and
           incorporated herein by reference).
    10.8 Description of Exercise Plan (previously filed as Exhibit 10.9 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.9   Barringer Technologies Inc. 1997 Stock Compensation Program.*
    10.10  License Agreement, dated February 27, 1989, between Canadian Patents
           and  Development  Limited  -  Societe  Canadienne  Des   Brevets   Et
           D'Exploitation Limite and Barringer Instruments Limited (the "License
           Agreement"),  Supplement  #1,  dated   March  4, 1991, Assignment of
           License Agreement, dated January 2, 1992, to Her Majesty the Queen in Right of Canada, as Represented By the Minister of National Revenue and Supplemental Letter Agreement, dated October 7, 1996 (previously filed as Exhibit 10.10 to the Company's Registration Statement on Form B-2 (File No. 333-13703) and incorporated herein by reference).
    10.11 Letter Agreement, dated July 25, 1997, by and between Barringer Research Limited and Her Majesty the Queen in Right of Canada, as Represented By the Minister of National Revenue.*
    10.12 Termination Agreement, dated October 7, 1996, between the Company and Barringer Laboratories Inc. (previously filed as Exhibit 10.11 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.13 Warrant Agreement by and between the Company and American Stock Transfer & Trust Company (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.14 Form of Warrant issued to Janney Montgomery Scott Inc. (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).
    10.15 Lease, dated as of February 17, 1993, between the Company and Murray Hill Associates (previously filed as Exhibit 10.17 to the Company's
           Registration   Statement  on  Form  SB-2  (File  No. 333-13703) and
           incorporated herein by reference).
    10.16 Lease, dated as of July 27, 1995, between Barringer Research Limited and Lehndorff Management Limited (previously filed as Exhibit 10.18
           to the Company's   Registration  Statement  on  Form  SB-2 (File No.
           333-13703) and incorporated herein by reference).
    10.17 Letter Agreement, dated February 20, 1998 by and between the Company and The Boyle Company.*
    10.18  Supplemental Executive Retirement Plan.
    10.19 Revolving Credit Note dated March 13, 1998 between the Company and Fleet Bank, N.A.
    10.20 Unlimited Guaranty of Payment and Performance dated March 13, 1998 between the Company and Fleet Bank, N.A.
    10.21 Revolving Credit Loan Agreement dated March 13, 1998 among the Company, Barringer Instruments, Inc., Barringer Research Limited and Fleet Bank, N.A.
    21.1 List of the Company's Subsidiaries (previously filed as Exhibit 21 to the Company's Registration Statement on Form SB-2 (File No.333-13703) and incorporated herein by reference).
    23.1   Consent   of   BDO  Seidman,  LLP,  independent   certified   public
           accountants.*
    23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1 to this registration statement).
    24.1   Power of Attorney.*

    27.1   Financial Data Schedule.*

__________
*  Previously filed.


Item 28.  Undertakings

    The undersigned registrant hereby undertakes:

          (1) For the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed a part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions on indemnification, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence, State of New Jersey, on March 30, 1998.

                                         BARRINGER  TECHNOLOGIES INC.

                                         By: /s/ Stanley S. Binder
                                         Stanley S. Binder, President and
                                         Chief Executive Officer

            Signature                                  Title

       /s/ Stanley S. Binder             President, Chief Executive Officer
                                         (Principal Executive Officer) and
                                         Director
       Stanley S. Binder

       *                                 Director
       John D. Abernathy

       *                                 Director
       Richard D. Condon

       *                                 Director
       John H. Davies

       *                                 Director
       John J. Harte

       *                                 Director
       James C. McGrath

       /s/ Richard S. Rosenfeld          Vice President-Finance, Chief Financial
                                         Officer   Richard  S.  Rosenfeld   and
                                         Treasurer  (Principal  Accounting
                                         Financial Officer)

       *By:  /s/ Stanley S. Binder
            Stanley S. Binder,
            Attorney-in-Fact

                                INDEX TO EXHIBITS

 Exhibit No.                            Description                    Page

1.1  Form of Underwriting Agreement.*

3.1  Certificate of Incorporation of the Company, as amended.*

3.2 By-laws of the Company (previously filed as Exhibit 3.2A to the Company's Annual Report on Form 10-K/A-2 for the fiscal year ended December 31, 1994 (File No. 0-3207) and incorporated herein by reference).

5.1  Opinion of Lowenstein Sandler PC.

10.1 Amended and Restated Employment Agreement, dated as of December 31, 1997, between the Company and Stanley S. Binder.

10.2 Employment Agreement, dated November 1, 1996, between the Company and Richard S. Rosenfeld (previously filed as Exhibit 10.2 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.3 Employment Agreement, dated November 1, 1996, between the Company and Kenneth S. Wood (previously filed as Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.4 Consulting Agreement, dated as of January 1, 1991, between the Company and John J. Harte (previously filed as Exhibit 10.4 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.5 Form of 1995 nonqualified stock option agreement (previously filed as Exhibit 10.6 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.6 Form of 1996 nonqualified stock option agreement (previously filed as Exhibit 10.3 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.7 Description of 1991 Warrant Plan (previously filed as Exhibit 10.8 to the Company's Registration Statement on Form SB-2 (File No. 333- 13703) and incorporated herein by reference).


10.8 Description of Exercise Plan (previously filed as Exhibit 10.9 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.9 Barringer Technologies Inc. 1997 Stock Compensation Program.*

10.10 License Agreement, dated February 27, 1989, between Canadian Patents and Development Limited - Societe Canadienne Des Brevets Et D'Exploitation Limite and Barringer Instruments Limited (the "License Agreement"),
       Supplement #1, dated March 4, 1991, Assignment of License Agreement, dated January 2, 1992, to Her Majesty the Queen in Right of Canada, as Represented By the Minister of National Revenue and Supplemental Letter Agreement, dated October 7, 1996 (previously filed as Exhibit 10.10 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.11 Letter Agreement, dated July 25, 1997, by and between Barringer Research Limited and Her Majesty the Queen in Right of Canada, as Represented By the Minister of National Revenue.*

10.12 Termination Agreement, dated October 7, 1996, between the Company and Barringer Laboratories Inc. (previously filed as Exhibit 10.11 to the
       Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).


10.13 Warrant Agreement by and between the Company and American Stock Transfer & Trust Company (previously filed as Exhibit 4.1 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.14 Form of Warrant issued to Janney Montgomery Scott Inc. (previously filed as Exhibit 4.2 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.15 Lease, dated as of February 17, 1993, between the Company and Murray Hill Associates (previously filed as Exhibit 10.17 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.16 Lease, dated as of July 27, 1995, between Barringer Research Limited and Lehndorff Management Limited (previously filed as Exhibit 10.18 to the Company's Registration Statement on Form SB-2 (File No. 333-13703) and incorporated herein by reference).

10.17 Letter Agreement, dated February 20, 1998 by and between the Company and The Boyle Company.*

10.18  Supplemental Executive Retirement Plan.

10.19 Revolving Credit Note dated March 13, 1998 between the Company and Fleet Bank, N.A.

10.20 Unlimited Guaranty of Payment and Performance dated March 13, 1998 between the Company and Fleet Bank, N.A.

10.21 Revolving Credit Loan Agreement dated March 13, 1998 among the Company, Barringer Instruments, Inc., Barringer Research Limited and Fleet Bank, N.A.

23.1   Consent of BDO Seidman, LLP, independent certified public accountants.*

23.2 Consent of Lowenstein Sandler PC (included in Exhibit 5.1 to this registration statement).

24.1   Power of Attorney.*

27.1   Financial Data Schedule.*

______________________
  * Previously filed.